Exhibit 99.1

FOR IMMEDIATE RELEASE

BEACON POWER ANNOUNCES REVERSE STOCK SPLIT

TYNGSBORO, Mass. — February 24, 2011 — Beacon Power Corporation (Nasdaq: BCON), a leading provider of fast-response energy storage systems and services to support a more stable, reliable and efficient electricity grid, announced today that its Board of Directors has approved the implementation of a 1-for-10 reverse stock split of its common stock, $0.01 par value per share. The Company filed a Certificate of Amendment to its Sixth Amended and Restated Certificate of Incorporation (the “Amendment”) to implement the reverse stock split effective at 12:01 a.m. on February 25, 2011 (the “Effective Time”). In addition, the Amendment reduces the number of shares of common stock authorized under the Certificate of Incorporation from 400 million to 200 million. Beacon stockholders approved proposals authorizing the Board of Directors, in its discretion, to implement the reverse split and reduce the number of authorized shares of common stock at the Annual Meeting of Stockholders held on July 21, 2010.

The Board of Directors of Beacon decided to implement the reverse split at this time to enable the market price per share of its common stock to close above $1.00, which is a continued listing requirement of The Nasdaq Capital Market. Beacon believes that implementation of the reverse split will support its continued listing on Nasdaq.

Details of the Reverse Split

At the Effective Time, immediately and without further action by Beacon stockholders, every ten (10) shares of Beacon’s pre-split common stock, par value $0.01 per share, will automatically be converted into one (1) share of post-split common stock, par value $0.01 per share. The reverse stock split affects all issued and outstanding shares of the Company’s common stock immediately prior to the effective date of the reverse stock split.

The split-adjusted shares of Beacon’s common stock will begin trading on Nasdaq on February 25, 2011. The Company’s shares will trade under the symbol “BCOND,” with a “D” added for 20 trading days to signify that the reverse stock split has occurred. A new CUSIP number has been assigned to the Company’s common stock as a result of the reverse split.

Computershare Ltd., Beacon’s transfer agent, will act as exchange agent for the exchange. Stockholders will receive forms and notices to exchange their existing shares for new shares from the exchange agent or their broker. No fractional shares will be issued. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by 10, will automatically be entitled to receive cash in lieu of the fractional share. Additional details related to the reverse stock split may be obtained from the Company’s

Proxy Statement (DEF-14A) dated June 8, 2010. A copy of the Proxy Statement is available at www.beaconpower.com under Investors > SEC Filings.

About Beacon Power Corporation

Beacon Power Corporation designs, develops and is commercializing advanced products and services to support stable, reliable and efficient electricity grid operation. Beacon’s Smart Energy MatrixTM, now in production, being operated and earning revenue, is a non-polluting, megawatt-scale, fast-response flywheel-based solution designed to provide less expensive, more sustainable and effective frequency regulation services to the nation’s power grid. The Company’s business strategy is both to supply frequency regulation services from its own plants and to sell systems directly to utilities or grid operators in parts of North America and selected international markets. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements, and include statements related to Beacon’s ability to regain compliance with Nasdaq listing rules. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; the complexity and other challenges of arranging project financing and resources for one or more frequency regulation power plants, including uncertainty about whether we will be able to comply with the conditions or ongoing covenants of the Federal Financing Bank loan for our Stephentown, New York, facility; our need to comply with any disbursement or other conditions under the DOE Smart Grid grant program; a need to raise additional equity to fund Beacon’s projects and our other operations in uncertain financial markets; conditions in target markets, such as that some ISOs are taking longer than others to comply with FERC’s requirement to update market rules to include new technology such as ours, and also such as that frequency regulation pricing is lower in the short-term than at many times in the past; our ability to obtain site interconnection approvals, landlord approvals, or other zoning and construction approvals in a timely manner; limited experience manufacturing commercial products or supplying frequency regulation services on a commercial basis; limited commercial contracts for revenues to date; the dependence of revenues on the achievement of product optimization, manufacturing and commercialization milestones; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the historical volatility of our stock price, as well as the volatility of the stock price of other companies in the energy sector, especially in view of current conditions in the financial markets generally. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power filings with the Securities and Exchange Commission. Beacon Power expressly does not undertake any duty to update forward-looking statements.

Investor Relations Contact:

Chris Witty

Darrow Associates

646-438-9385

cwitty@darrowir.com